UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7th, 2015

NEW ASIA ENERGY, INC.
(Formerly, High Desert Assets, Inc Exact name of registrant as specified in its charter)
COLORADO	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Ubi Avenue 3 #07-58 Vertex Building Tower A Singapore 408868
(Address of Principal Executive Offices)

                           +6567023808
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations
Effective September 7th, 2015, Mr. Scott C. Kline ("Mr. Kline") resigned as the current Secretary of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Appointments
On September 7th, 2015,  Mr. Jose A. Capote ("Mr. Capote") was appointed to serve as the Company's Secretary and remains as well as his current position as the Company's Chief Technical Officer. Mr. Capote has accepted such appointment. The biography for Mr. Capote is provided as an attachment herein.
Family Relationships
There is no family relationship between Mr. Capote and any of the Company's directors or officers.
Related Party Transactions
Mr. Capote is currently a shareholder of the Company through his 50% ownership of Earth Heat Ltd. There are no other related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits. Exhibit No. Description
Exhibit No.	Description

5.1	CURRICULUM VITAE JOSE ANTONIO CAPOTE

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Energy, Inc.

Date: September 7th, 2015	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer